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                                                                  Exhibit (g)(4)

                                     652-3-0

                                 ADDENDUM TO THE

                     AUTOMATIC AGREEMENT Dated April 1, 1990

                                     between

            IDS LIFE INSURANCE COMPANY OF NEW YORK, Albany, New York

                                       and

     [name of reinsurance company], [city and state of reinsurance company]

                   This Addendum is Effective November 1, 1993

I.    ADDITION OF 1 YEAR TERM AND 10 YEAR TERM PLANS

      Effective November 1, 1993, reinsurance required by the CEDING COMPANY on the policy plans listed below will be assumed by [name of reinsurance company] under the terms of this Agreement:

                                   1 YEAR TERM
                                  10 YEAR TERM

      Exhibit B (Rev. 5/l/92) of this Agreement is hereby replaced by the attached Exhibit B (Rev. 11/1/93) which now includes 1 Year Term and 10 Year Term in the list of plans reinsured.

      The cover page for Exhibit C (Rev. 5/l/92) is hereby replaced by the attached Exhibit C cover page (Rev. 11/1/93) which now includes the pay percentages for 1 Year Term and 10 Year Term Plans.

II. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.


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                                                                         652-3-0

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                                          IDS LIFE INSURANCE COMPANY OF NEW YORK

By: [ILLEGIBLE]                           By: [ILLEGIBLE]
   ---------------------------               ----------------------------------
Title:  REINSURANCE OFFICER               Title: UNDERWRITING OFFICER
Date: 4/7/94

                                                 [name of reinsurance company]

By: [signature]                            By: [signature]
Title: [title]                             Title: [title]
Date: 2-15-94


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                                                                         652-3-0

                                    EXHIBIT B

                             POLICY PLANS REINSURED

Effective April 1, 1990

       UNIVERSAL LIFE

             Base Plans: UL25, UL100, UL500, VUL, EUL25 and EUL100
             Riders: Other Insured Riders (OIR) and Waiver of Monthly Deductions
             (WMD)

       FIXED PREMIUM, FIXED BENEFIT WHOLE LIFE

             Base Plan: Whole Life
             Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

       LEVEL BENEFIT TERM INSURANCE

             Base Plans: YRT, YRT-7 and 10 Year Renewable Term
             Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

       DECREASING BENEFIT TERM INSURANCE

             Base Plan: ART
             Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

Effective May 1, 1991

       VUL-350

Effective May 1, 1992

       LIFE PROTECTION PLUS (LPP), OTHER INSURED RIDER (OIR), WAIVER OF MONTHLY DEDUCTIONS (WMD)

       LPP policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool.

(Rev. 11/1/93)


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                                                                         652-3-0

                              EXIHBIT B (Continued)

                             POLICY PLANS REINSURED

Effective November 1, 1993

      1 YEAR TERM AND 10 YEAR TERM

      Note: 1 Year Term and 10 Year Term policies issued to replace policies issued earlier by the CEDING COMPANY will not be considered continuations under this Agreement, provided the replacement policies are fully underwritten.

(Rev. 11/1/93)

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                                                                         652-3-0

                                    EXHIBIT C

                                    PREMIUMS

Life Reinsurance

      The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-1, multiplied by the pay percentages listed below:

             Covered Plans and OIR and ART Riders other than Life Protection Plus and accompanying OIR

                      Policy Year                         Percentage
                      -----------                         ----------

                           1                             [percentage]
                       2 & After                         [percentage]

             Life Protection Plus and accompanying OIR

                      Policy Year                          Percentage
                      -----------                          ----------

                           1                             [percentage]
                       2 & After                         [percentage]

             1 Year Term and 10 Year Term

                     Risk Class       Policy Year
                     ----------       -----------

                                            1           2-10           11+
                                           ---          ----           ----

                      Wellness         [percentage]  [percentage]   [percentage]
                      Nonsmoker        [percentage]  [percentage]   [percentage]
                       Smoker          [percentage]  [percentage]   [percentage]

      For substandard table ratings, the premiums will be increased by [percentage] per table.

      For permanent flat extra premiums (payable for six years or more) the premium due will be [name] in the first year and [percentage] of the amount charged the insured on the amount reinsured in renewal years. For flat extra premium payable for five years or less, the premium due will be based on the amount charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

IDS LIFE INSURANCE COMPANY                [name of reinsurance company]
OF NEW YORK

[ILLEGIBLE]                               [signature]
Title:  REINSURANCE [ILLEGIBLE]      Date: 9/15/94       Title: Date: 9-12-94


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                                                                         652-3-0

                                    EXHIBIT C

                                    PREMIUMS

Life Reinsurance

      The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-1, multiplied by the pay percentages listed below:

            Covered Plans and OIR and ART Riders other than Life Protection Plus and accompanying OIR

                    Policy Year               Percentage
                    -----------               ----------

                    1                         [percentage]
                    2 & After                 [percentage]

            Life Protection Plus and accompanying OIR

                    Policy Year               Percentage
                    -----------               ----------

                    1                         [percentage]
                    2 & After                 [percentage]

      The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-2, multiplied by the pay percentages listed below:

             1 Year Term and 10 Year Term

                    Risk Class       Policy Year
                    ----------       -----------

                                       1              2-10           1l+
                                       --             ----          ----

                    Wellness          [percentage]  [percentage]  [percentage]
                    Nonsmoker         [percentage]  [percentage]  [percentage]
                    Smoker            [percentage]  [percentage]  [percentage]

      For substandard table ratings, the premiums will be increased by [percentage] per table.

      For permanent flat extra premiums (payable for [number] years or more) the premium due will be [number] in the first year and [percentage] of the amount charged the insured on the amount reinsured in renewal years. For flat extra premiums payable for five years or less, the premium due will be based on the amount charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

(Rev. 11/1/93)


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                                                                         652-3-0

                              EXHIBIT C (Continued)

Waiver of Premium Benefits

       The premium to be paid for reinsurance of Waiver of Premium benefits will be the premium charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.


(Rev. 11/1/93)